Exhibit 23.4

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

June 14, 2017

The Boards of Directors

FFBW, Inc.

First Federal Bank of Wisconsin

1360 S. Moorland Road

Brookfield, Wisconsin 53005

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by FFBW, Inc., with the Securities and Exchange Commission, and (ii) the Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company on combined Form MHC-1/Form MHC-2 to be filed by First Federal Bank of Wisconsin with the Office of the Comptroller of the Currency and the Federal Reserve Board, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of FFBW, Inc.

Sincerely,

KELLER & COMPANY, INC.
/s/ Michael R. Keller
Michael R. Keller
President

MRK:jmm